UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: (Date of earliest event reported): December 31, 2008
Metro One Telecommunications, Inc.
(Exact name of registrant as specified in its charter)

Oregon	000-27024	93-0995165
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
11220 Murray Scholls Place Beaverton, Oregon 97007
(Address of principal executive offices)
(503) 643-9500
(Registrant’s telephone number, including area code)
Not applicable (Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The discussion under Item 2.01 of this Form 8-K is incorporated by reference in this Item 1.01 as if set forth herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 31, 2008, Metro One Telecommunications, Inc. (the “Company”) entered into a Purchase and Sale Agreement with Melissa Data Corporation (“MD”) pursuant to which the Company sold to MD the tangible and intangible assets used in connection with its data services business (the “Data Business”). Closing of the sale occurred on December 31, 2008, simultaneously with the execution of the Purchase and Sale Agreement.

The assets sold included the Company’s current contracts with its data customers, to the extent assignable by the Company; accounts receivable of the Data Business existing on the date of closing; software (including source code) used in the Data Business; the Company’s data patent, pending patent application and recently filed provisional patent (collectively, the “Patents”); related furniture and equipment; intangibles, including the tradename “M1 Data and Analytics,” the domain name, www.m1data.com and the 800 telephone number used in connection with the Data Business; and the Company’s lease of office space in Seattle, Washington.

The assets sold include the Company’s interest, if any, in its historical telco database (the “Historical Database.”) With respect to the Historical Database, the Company has retained the right for one year to sell the Historical Database in its entirety (not as a data retrieval service) on a non-exclusive basis to up to four customers that may use the database for any purpose other than reselling it in its entirety. MD will receive reimbursement of its media costs plus 10% of the gross sales price from any such sales, and the Company, after negotiating a separate revenue share with its data provider, will retain any remaining sales proceeds. MD will maintain and update the Historical Database post closing and will provide technical sales support to the Company in its sales efforts. Following the Closing, the Company will refer potential customers interested in obtaining update service for this data to MD and will receive 10% of the gross revenues received by MD during the initial term of service on any such referral.

The sales price for these assets was $475,000, payable $200,000 cash at closing, of which $100,000 is for the tangible and certain of the intangible assets described above, and $100,000 is the initial payment of a royalty for acquisition of the Patents and the software critical to the Data Business. Payments of additional royalties for the Patents and software are as follows: $50,000 on or before March 31, 2009; $25,000 on or before June 30, 2009; $100,000 on or before December 31, 2009; and $100,000 on or before December 31, 2010. Payment of the deferred royalty payments is secured by a first lien on all of the intangible assets sold by the Company to MD.

As part of the sale, six employees of the Company working in the Data Business were terminated by the Company and immediately accepted new employment with MD. One employee, terminated by the Company, did not continue with MD. The Company paid approximately $27,000 to the seven terminated employees in accrued vacation for the period through the date of Closing. The Company paid no severance to the six hired employees, but agreed that if certain of the hired employees were terminated by MD without cause prior to July 1, 2009, the Company would pay these employees the severance that they would have been paid had they been terminated on December 31, 2008, which amount approximates $27,000. MD agreed to pay the severance that the Company would have paid the remaining employees if they were terminated without cause by MD prior to July 1, 2009, which amount approximates $33,000. Through January 30, 2009, at no additional cost to it, MD is allowed to continue the Data Business in the portion of the Company’s offices that were used in that business prior to Closing. The Company also agreed, for a period of three years, not to directly or indirectly engage in any business substantially similar to or in competition with the Data Business.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

As part of a strategic business review, the Company decided to pursue an exit from the Data Business. The determination to pursue an exit of the contact services business was made by the Board of Directors on December 17, 2008, with the actual timing and manner of exit to be determined by the chief executive officer. The Company’s strategic review determined that the current economic environment did not provide the potential to deliver an acceptable long-term return on investment through continuation of this business. The chief executive officer negotiated the sale of the Data Business on the terms described in Item 2.01 above.

The Company reduced its work force by seven employees in connection with the sale of the Data Business. The Company now has two employees and no continuing business operations. The Company anticipates that total costs to be incurred in connection with the sale of the Data Business will be approximately $111,000, which includes approximately $70,000 of employee severance and related benefits for employees in the Data Business (of which approximately $30,000 will be paid only if certain employees are terminated by MD without cause prior to July 1, 2009), and approximately $41,000 with respect to remaining lease obligations. The Company does not expect to incur any other material costs in connection with the sale of the Data Business. The Company anticipates that expenses associated with severance will be accrued in the fourth quarter of 2008, and that expenses associated with contract termination, if any, and lease related costs will be paid and accrued in later periods.

The above estimated costs and charges may vary materially based on various factors, including, among others, changes in information available to management and management’s assumptions and projections.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2008, John S. Miller, Senior Vice-President—Chief Technology Officer of Metro One Telecommunications, Inc. (the “Company”), terminated his employment relationship with the Company as part of the Company’s sale of assets to Melissa Data and became an employee of Melissa Data on January 1, 2009.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Forward looking statements in this report include, among others, statements regarding estimated costs in connection with its closing of the data services business and estimates of the materiality of any additional costs or charges. Risks that could cause actual results to differ include, but are not limited to, uncertainties regarding the anticipated costs and timing of corporate and customer actions, as well as factors detailed in the Company’s Securities and Exchange Commission filings.  The forward-looking statements should be considered in light of these risks and uncertainties.  The Company is under no obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, and there can be no assurance that current estimate will be correct.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METRO ONE TELECOMMUNICATIONS, INC.
Date: January 7, 2009	By:	/s/ James Hensel
James Hensel, Chief Executive Officer

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